Exhibit 99.2



                                    BUSINESS

OVERVIEW AND BACKGROUND OF THE COMPANY

We provide Internet-based, business-to-business supply chain management solutions for information technology and other operating resources. On November 2, 1999, we introduced our remotely-hosted electronic commerce solution, ePlusSuite, which combines Internet-based tools with dedicated customer service to provide a comprehensive outsourcing solution for the automated procurement, management, financing and disposition of operating resources.

The ePlusSuite solution consists of four modules which can be operated independently or integrated to provide a full suite of services:

     - Procure(+) is an electronic procurement and content management solution which allows customers to automate their internal workflow procedures for the procurement of operating resources.

     - Manage(+)  is an  electronic  infrastructure  management  solution  which
     provides  asset  management   through  an  asset  repository  and  tracking
     database.

     - Finance(+) facilitates automated financing solutions for assets procured through Procure(+) or Manage(+).

     -  Service(+)   provides   implementation   and   customization   services,
     fulfillment and asset disposition.

We have been in the business of selling, leasing, financing, and managing information technology and other assets for nearly ten years and currently derive most of our revenues from such activities. The introduction of ePlusSuite reflects our transition to a business-to-business electronic commerce solutions provider from our historical sales and financing business. Over time, we plan to use our ePlusSuite platform to facilitate sales and financing transactions between our customers and third parties rather than originate these transactions as principal. As a result, we expect our electronic commerce revenues to substantially increase and represent a greater portion of our total revenues.


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INDUSTRY BACKGROUND

Growth of the Internet as a Platform for Efficient Business-to-Business Electronic Commerce.

The Internet is rapidly becoming the preferred channel for business-to-business transactions. It has fundamentally changed how companies of all sizes communicate and share information. In the intensely competitive global business environment, businesses have increasingly adopted the Internet to streamline their business processes, lower costs and make their employees more productive.

Traditional Areas of Business Process Automation

Businesses have traditionally attempted to reduce costs through the automation of internal processes. In particular, these efforts focused on the procurement of direct goods such as raw materials and unfinished products. Similar efforts have been made to improve the procurement process for operating resources, which include information technology and telecommunications equipment, office equipment and supplies, travel and entertainment, professional services and other repeat purchase items. The purchase and sale of these goods comprise a large portion of business-to-business transactions.

Many organizations conduct procurement and management of operating resources through costly paper-based processes that require actions by many individuals both inside and outside the organization. We estimate that replacing a traditional paper-based procurement system with an Internet-based system can reduce the cost of processing a purchase request by at least two-thirds. Traditional processes also do not generally feature automated spending and procurement controls and, as a result, may fail to direct spending to preferred vendors and may permit spending on unapproved goods and services.

Many large companies have installed enterprise resource planning and supply chain automation systems and software to increase their procurement efficiency for operating resources. These systems are often complex and are designed to be used by a relatively small number of sophisticated users. They may not provide the necessary interactivity with the vendor. In addition, a variety of point-to-point solutions such as electronic data interchange have been developed. However, the expense and

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complexity associated with licensing,  implementing and managing these solutions can make them unsuitable for all but the largest organizations.

Certain providers of business-to-business electronic commerce solutions have attempted to link purchasers and vendors of operating resources and services into trading communities over the Internet. Their solutions are software-based and enable development of marketplaces to operate among participants with similar systems and primarily cater to larger firms.

Opportunity for Business-to-Business Electronic Commerce and Supply Chain Management Solutions

We believe that an opportunity exists to provide Internet-based supply chain management solutions which are remotely-hosted. Our end-to-end business process solutions integrate the procurement and management of assets with financing, fulfillment and other asset services. These solutions streamline processes within an organization and provide integrated access to third-party content, commerce and services. Our comprehensive approach also facilitates relationships with preferred vendors.

Our target customers are primarily middle-market companies, with revenues between $25 million and $1 billion per year. We believe there are over 60,000 customers in our target market.

Our target customer has one or more of the following business characteristics that we believe make ePlusSuite a preferred solution:

     - seeks a lower cost alternative to enterprise software solutions;

     - will benefit from the cost savings and efficiency gains that can be obtained from an Internet-based procurement solution;

     - prefers to retain the flexibility to negotiate prices with designated vendors or buying exchanges;

     - wants to lower its total cost of ownership of information technology assets by standardizing configurations and proactively managing its fixed asset base over the life of the asset; and

     - seeks a comprehensive solution for its entire asset management supply chain.

THE ePLUS SOLUTION

We provide an integrated suite of Internet-based business-to-business supply chain management solutions designed to improve productivity and enhance operating efficiency on a company-wide basis. Our ePlusSuite currently includes Internet-based applications for the procurement and management of operating resources that can be integrated with financing and other asset services. In

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addition,  our solution  uses the Internet as a gateway  between  employees  and third-party  content,  commerce and service  providers.  We believe our solution
makes  our  customers'   companies  more  efficient,   while  providing   better
information to management.

ePlusSuite allows customers to automate and customize their existing business rules and procurement processes using an Internet-based workflow tool. We offer a remotely-hosted solution with a transaction-based fee structure that reduces up-front costs for customers, facilitates quick adoption, and eliminates the need for customers to maintain and update software. In addition, ePlusSuite integrates effectively with existing legacy systems. We believe our solution can be implemented faster with less customer training than many competing software-based solutions.

STRATEGY

Our goal is to become a leading provider of Internet-based supply chain management solutions. The key elements of our strategy include the following:

Convert our existing customer base to become users of ePlusSuite

We have an existing client base of approximately 1,500 customers. We believe our years of experience in developing supply chain management solutions, including financing, asset management and information technology sales and service, give us significant advantages over our competitors. Consequently, we believe we are well-positioned to offer a comprehensive Internet-based supply chain management solution tailored to meet our customers' specific needs.

Since the introduction of ePlusSuite on November 2, 1999, we have implemented or are in the process of implementing the EPlusSuite solution with 24 customers, 8 of which were our existing customers.

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Expand our sales force and marketing activities

We currently have approximately 68 salespersons in 16 locations, and we plan to substantially increase the number of salespersons and locations in the next 12 months. We intend to expand our presence in locations that have a high concentration of fast-growing middle market companies. In addition, we plan to add sales staff to some of our existing offices. We will seek to hire experienced personnel with established customer relationships and with backgrounds in hardware and software sales, telecommunications sales, and supply chain management. We also plan to create a national brand to increase market awareness of ePlusSuite through advertising and public relations campaigns. We may also selectively acquire companies that have attractive customer relationships and skilled sales forces. For example, as a result of our recent acquisition of CLG, Inc. we added 448 additional customers.

Expand the functionality of our Internet-based solutions

We intend to continue to modify ePlusSuite to expand its functionality to serve customer needs. In addition, we intend to use the flexibility of our platform to offer additional products and services through ePlusSuite. For example, we believe that EPlusSuite can be expanded to include outsourcing of human resources services and other non-core activities. As part of this strategy, we may also acquire technology companies to expand and enhance the platform of ePlusSuite to provide additional functionality and value added services.

Expand our strategic relationships to market and enhance ePlusSuite

We intend to expand and develop strategic relationships to accelerate market acceptance of our electronic commerce business solutions. We believe these strategic relationships will allow us to access a wider customer base and expand the functionality of ePlusSuite. We recently entered into joint marketing arrangements with finance subsidiaries of Chase Manhattan, Inc. and Wachovia Corporation that enable them to market ePlusSuite to their customers. We believe these marketing relationships can be a substantial source of growth.

Increase our role as intermediary in sales and financing transactions

Over time, we plan to use our ePlusSuite platform to facilitate sales and financing transactions between our customers and third parties, rather than originate these transactions as principal. We currently buy and sell information technology assets and provide financing directly to our customers. We plan to use our ePlusSuite platform to facilitate sales and financing transactions between our customers and third parties rather than originate these transactions as principal. We believe we can leverage our financing expertise and relationships to arrange programs with specific institutions to provide financing directly to our electronic commerce customers.

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DESCRIPTION OF ePLUSSUITE

ePlusSuite consists of four modules, Procure(+), Manage(+), Finance(+) and Service(+). These components are fully integrated in that each component links with and shares information with the other components. Procure(+) and Manage(+) are remotely-hosted electronic commerce solutions, and Finance(+) and Service(+) are services provided by us.

Procure(+). Procure(+) offers Internet-based procurement capabilities that enable companies to reduce their purchasing costs while increasing their overall supply chain efficiency. Cost reductions are achieved through user-friendly application functionality designed to reduce off-contract, or unauthorized purchases, automate unnecessary manual processes, improve leverage with suppliers and provide links to a sophisticated asset information repository,
Manage(+).   Procure(+)  is  a  remotely-hosted  solution  with  no  applets  or executables to download. Its core technology is based on the Microsoft SQL server and it uses XML and cXML software technology to permit scalability, flexibility and open architecture standards.

Procure(+) provides the following features and functions for the customer:

          - Electronic Catalogs--combines multiple vendor catalogs including item pricing and availability information which can be updated as required. Catalog content can be viewed in customized formats and can include detailed product information.

          - Workflow and Business Rules--graphically displays complex business rules to build the internal workflow process to mirror the customer's organization. Multiple business rules can be used, and changes can be made by the customer or EPlus. Approval thresholds and routing rules can be set by dollar amount, quantity, asset type or other criteria. No coding or expensive programming is required.

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          - Order  Tracking--provides  detailed  information  online about every order, including date and time stamps from requestors, approvers, purchasers, vendors and shippers enabling customers to track orders and to create detailed order audit trails.

          - Order Information--contains multiple data fields which can be easily customized to provide complete information to the customer, such as accounting codes, budget costs, cost center information, notes, and shipping and billing information.

The key benefits of Procure(+) include:

          -  easy  to  use,  Internet-based   interface  that  requires  limited
          training;

          - easy implementation without the assistance of consultants, no upfront license fees and no ongoing maintenance or upgrade costs;

          - integration of multiple vendor catalogs and advanced search, filtering and viewing capabilities that allow the customer to control views by user groups;

          - an easily configured workflow module that automates and controls each customer's existing business processes for requisition or order routing, approval and preparation;

          - order status reporting throughout the requisition process as well as real-time connections to suppliers for pricing and availability and other critical information; and

          - controls unauthorized purchasing and enables usage of preferred vendors for volume discounts.

Manage(+). Manage(+) offers Internet-based asset management capabilities that are designed to provide customers with comprehensive asset information to enable them to proactively manage their fixed assets and lower the total cost of ownership of the assets. Assets procured using Procure(+) or from other sources populate the Manage(+) database to provide a seamless link. Manage(+) is a remotely-hosted solution with no applets or executables to download. Its core technology is an Oracle relational database system.

Manage(+) provides the following information to the customer:

          - Asset Information--contains descriptive information on each asset including serial number, tracking number, purchase order number, manufacturer number, model number, vendor, category, billing code, order date, shipping date, delivery date, install date, equipment status and, if applicable, lease number, lease schedule, lease start date, lease end date, lease term, remaining term and information on any options ordered with the equipment.

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          - Location  Information--provides asset location information including an address, building or room number, or other information required by the customer.

          - Cost Center Information--invoices assets to cost center or budget categories. One asset can be billed to multiple cost centers and all information will be listed under that asset record.

          - Maintenance Information--maintains a history of the asset. As maintenance and warranty repairs are made, information may be updated. The information includes the date, a description of the service performed and the cost.

          - Invoice Information--maintains information from the original invoice on the asset for warranty and tracking purposes.

          - Financial Information--tracks all financial information on the asset, including purchase price or lease cost, software licensing costs and warranty and maintenance information.

          - Customized Information--user specific information can also be maintained.

The key benefits of Manage(+) include:

          - an easy to use Internet-based interface that requires limited training;

          - easy implementation without the assistance of consultants and entails no upfront license fee or ongoing maintenance or upgrade costs;

          - providing the information necessary to proactively manage the fixed asset base, including property and sales tax calculations, upgrade and replacement planning, technological obsolescence and total cost of ownership calculations;

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          - automating invoice  reconciliation to reduce errors and track vendor performance, including evaluating scheduled delivery versus actual delivery performance;

          - management of warranty and maintenance information to reduce redundant maintenance fees and charges on equipment no longer in use;

          - tracking of all pertinent financial, contractual, location, cost center, configuration, upgrade and usage information for each asset enabling customers to calculate the return of their investment by model, vendor, department or other factors; and

          - reducing overruns and assists with application rollouts and the annual budgeting process.

Finance(+). Finance(+) is a service that facilitates the financing of purchases on terms previously negotiated by a customer with a financing provider while automating the accumulation of data to assist in the financing process.

Finance(+) allows customers to order equipment when desired and aggregate an unlimited number of orders onto one or more financing transactions at the end of a pre-determined order period (usually one to three months). The transactions can then be invoiced by location, division, or business unit if so desired by the customer. Finance(+) helps a customer simplify the process thereby, lowering costs and increasing productivity.

We  can  assist  customers  in  structuring  loans,  leases,   sales/leasebacks,
tax-exempt financing, vendor programs, private label programs, off-balance sheet leases and federal government financing in order to meet their requirements.

Service(+) is our technology business unit which provides implementation and customization services for the rapid implementation of ePlusSuite, as well as fulfillment and asset disposition services. Service(+) allows customers to obtain high-quality services which can be seamlessly linked with other components of our ePlusSuite solution. Assets which are procured through Procure(+) can be configured, imaged, staged, and installed by us on the customer site. Our services also assist our customers in managing their existing information technology asset base, including maintenance, reverse logistics, engineering, and other technology services.

ePLUSSUITE CUSTOMERS

We have approximately 1,500 customers in all of our businesses. We formally introduced our ePlusSuite solution on November 2, 1999, and, as of February 23, 2000, we had fully-implemented ePlusSuite with the following customers:

     Aatlas Commerce, LLC               National Railraod Passenger Corporation
     BlueStone Software, Inc.           (AMTRAK)
     Dain Rausher Corporation           OneSoft Corporation
     Forte Systems, LLC                 Pharmaceutical Product Development, Inc.
     Logicon, Inc. (a subsidiary of     Proxicom, Inc.
       Northrop Grumman Corporation)    SAGA SOFTWARE, Inc.
     Martin Marietta Materials, Inc.    The Ellerbe Becket Company
     MicroStrategy, Incorporated        WebMethods, Inc.

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We are currently implementing ePlusSuite with the following customers:

  Catalytica Pharmaceuticals, Inc.        MBM Corporation
  Christian Broadcasting Network, Inc.    Promotions.com inc.
  Corning Incorporated                    Serviceco LLC (dba Road Runner)
  Interpath Communications, Inc.          Robroy Industries, Inc.
  Lincoln National Management             Womble Carlyle Sandridge & Rice, PLLC
       Corporation (a subsidiary
       of Lincoln National Corporation)


TECHNOLOGY

General. Our Procure(+) and Manage(+) applications are fully standards-based, designed for the Internet and built upon an underlying architecture that is based on Microsoft's and Sybases' distributed Internet application frameworks. These Internet-based frameworks provide access security, load balancing, resource pooling, message queuing, distributed transaction processing and reusable components and services. We use XML software to enhance the business-to-business transfer of data and documents between multiple systems. Our development strategy relies on object-oriented programming and stresses modularity, inheritance and reuse when feasible.

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Our applications are designed to be scalable, due to our multi-tier architecture
employing  thin  client,   multi-threaded  application  servers  and  relational
databases.  We  use  standard  software  programming  languages,   packages  and
protocols, including Visual Basic, PowerBuilder, PowerDynamo, JavaScript, ASP, C++, HTTP, HOP, DCOM, CORBA, Native and OBDC Data constructs. Our applications are provided to our customers over any standard Internet browser, and there are no applets or executables to download.

We use a component-based application infrastructure composed of readily-configurable business rules, a workflow engine, advanced data management capabilities and an electronic cataloging system. Each of these core elements plays a crucial role in deploying enterprise-wide solutions that can capture a customer's unique policies and processes and manage key business functions.

Business Rules. Our business rules engine allows Procure(+) to be configured so that our customers can effectively enforce their requisition approval policies while providing flexibility so that the business rules can be edited and modified as our customer's policies change. Users of the system are presented with appropriate guidance to facilitate adherence to corporate policies. The business rules dramatically reduce reworking of procedures, track and resolve policy exceptions online and eliminate re-keying of data into back-end systems. The business rules permit management by exception, in which items requiring managerial attention are automatically highlighted.

Workflow Engine. Our workflow engine permits that information flows through the organization in a timely, secure and efficient manner. For example, in addition to incorporating policy-based business rules, it incorporates time-based standards to reroute purchase requisitions if the original recipient does not respond within the allocated performance timeframe. Robust enterprise applications require database-driven workflow, with e-mail-based messaging, to provide increased security and reliability, data and transaction integrity, real-time availability, optimization for high performance and usage reporting. Our application also provides e-mail notification to users of the status of a procedure or of events requiring attention, alteration and action, such as notifying the creator of a purchase requisition of its location in the purchasing cycle or notifying a manager of a requisition requiring attention.

Content Management. Our electronic catalog allows multiple vendor information to be linked to customized customer catalogs. Information can be updated when required by the customer. Our electronic cataloging system accepts XML, EDI and other industry data standards for information transfer.

Asset Management. Manage(+) is an Oracle-based data management system that is designed to be scalable and can be easily customized to provide customer-specific fields and data elements. New functionality can also be assigned to existing controls, or new controls, with little application modification and minimal programming.

ePlusSuite can integrate with enterprise systems such as ERP systems, financial management systems, human resource systems (for user information and organizational structure), project accounting systems and corporate credit card

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systems.  These  interfaces  allow for the  automatic  exchange of data  between
ePlusSuite and other enterprise systems and for the downloading of data managed by these enterprise systems into ePlusSuite. These integration processes are scheduled according to the needs of our customer's information services and finance departments.

Data Accuracy. Data input from internal departments is quality controlled within the entering department before it is released for use to other functions. Customer input is also quality controlled before it is released for use to other functions.

System Security. Our security design provides multiple layers of security--ranging from the Portal level (initial user contact occurs) to the database level where users and roles are authenticated to the socket/protocol layer. On the browser side (customer access), our software makes use of SSL connections and 128-bit encryption technology. We currently use Check Point Security software to protect our internal network systems from unauthorized access. Check Point Firewall-1 is a comprehensive, security suite providing: access control, content security, authentication, network address translation, auditing and state table synchronization.

RESEARCH AND DEVELOPMENT

To date, the majority of our software development has been outsourced to third-party software companies. We have obtained perpetual license rights and object code from these third-party software companies. Subject to certain exceptions, we generally retain the object code and intellectual property rights of the customized software. To accelerate the development of our EPlusSuite, we are building an internal software development team. We have recently hired four software developers, two of whom previously worked for the companies which licensed the software to us. In addition, since December 1998, we have retained a consultant who has worked full time in the capacity of Chief Technology Officer.

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To  successfully  implement  our business  strategy,  we have to provide  hosted software functionality and related services that meet the demands of our customers and prospective customers. We expect that competitive factors will create a continuing need for us to improve and add to our ePlusSuite. The addition of new products and services will also require that we continue to improve the technology underlying our applications. We intend to maintain our competitive advantage by investing significantly greater resources in our internal development efforts, including adding a significant number of in-house software engineers, and executives. In addition, to complement our in-house development efforts, we expect significant future expenditures on software licenses and third-party software development and consulting costs.

SALES AND MARKETING

We focus our marketing efforts on achieving brand recognition, market awareness, lead generation, and converting our existing customer base to our ePlusSuite solution. The target market for our ePlusSuite is primarily middle market companies with revenues between $25 million and $1 billion. We believe there are over 60,000 customers in our target market. Our sales representatives are paid on commission, with specific incentives for generating new ePlusSuite customers and revenues.

We typically market to the senior financial officer or the senior information officer in an organization. To date, the majority of our customers have been generated from our direct sales. As part of our strategy to grow our electronic commerce business, we intend to hire additional sales personnel and open new sales locations. In the future, we plan to conduct public relations campaigns to create brand and market awareness of product benefits, developments and major initiatives. We anticipate that these will include advertising in business and financial publications, Internet advertising, trade shows, seminars, and direct mail. We also intend to develop strategic relationships to expand market acceptance of our electronic commerce business solutions. We recently entered into joint marketing arrangements with the finance subsidiaries of Chase
Manhattan, Inc. and Wachovia Corporation. We believe these strategic relationships can be a substantial source of growth.

Our sales force is organized under three regional directors located in our headquarters in Herndon, Virginia and our Pottstown, Pennsylvania and Raleigh, North Carolina regional operating centers. We have sales locations in: Herndon, Virginia; Dallas, Texas; Sacramento and San Diego, California; Greenville, Wilmington and Raleigh, North Carolina; Pittsburgh, Pottstown and West Chester, Pennsylvania; Golden, Colorado; and Baltimore, Maryland. As of March 2, 2000, our sales organization included 68 direct sales representatives and additional sales support personnel.

IMPLEMENTATION AND CUSTOMER SERVICE

We use a project management approach to the implementation of ePlusSuite with each new ePlusSuite customer. Our multidisciplinary team consists of an ePlusSuite implementation specialist, who is responsible for the customer audit

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and implementation of the solution, a customer  relationship  manager, who leads the customer's long-term support team, and the appropriate Service(+) staff members to provide technology services, if required, to the customer.

Our implementation of ePlusSuite is a multi-step process that requires, on average, approximately four weeks and involves the following steps:

          - We conduct an extensive operational audit to understand the customer's business processes across multiple departments, existing ERP and outsourced applications, future plans, procurement approval processes and business rules and internal control structure.

          - We design a customized procurement, management and service program to fit the customer's organizational needs.

          - We implement an Internet-based supply chain management system including: customer workflow processes and business rules using our graphical route-builder, custom catalogs linking to chosen vendors, including ePlus, custom reporting and querying, and data capture parameters for the Manage(+) asset repository.

          - We beta test the site and train the customer's personnel.

We provide ePlusSuite as a service solution to our customers, and the ongoing support of the customer and our commitment to the highest possible customer satisfaction is fundamental to our strategy. We use a team approach to providing customer care and assign each customer to a specific team so that they are able to continue to interact with the same ePlus personnel who have experience and expertise with the customer's specific business processes and requirements.

INTELLECTUAL PROPERTY RIGHTS

Our success depends in part upon proprietary business methodologies, and technologies which we have licensed and modified. We rely on a combination of copyright, service mark and trade secret protection, confidentiality and nondisclosure agreements

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




and licensing arrangements to establish and protect intellectual property rights. We seek to protect our software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection.

We currently have no patents,  although we have filed  applications  in the U.S.
Patent and Trademark Office to register the service marks ePlus, ePlusSuite, Procure(+), Manage(+), Finance(+), Service(+), EPLUS LEASING, EPLUS ONLINE and EPLUS.

ADVANTAGE. The applications for EPLUS LEASING, EPLUS ONLINE and EPLUS ADVANTAGE are currently based on intent-to-use. The grant of registrations for these intent-to-use marks is conditioned upon each mark being used in commerce, assuming the mark is found to be allowable. We also may file provisional patent applications with the U.S. Patent and Trademark Office relating to various features and processes embodied in our applications. A provisional patent application is a type of application under which a patent will not be issued, but which provides a priority date for a regular patent application that is filed within a one year period following the filing of the provisional patent application. We cannot assure you that any regular patents will be filed based on our provisional applications, or that any patents will issue on our pending provisional applications from any such regular applications. Further, we cannot provide any assurance that any patents, if issued, will prevent the development of competitive products or that our patents will not be successfully challenged by others or invalidated through administrative process or litigation.

We have entered into three software licensing agreements in connection with the development of ePlusSuite. Each of these agreements grants us a perpetual license to the object code or gives us the right to obtain such a license upon payment of an additional fee. Each of these licenses is nonexclusive. The agreements permit us to modify the software source code in conjunction with normal use or upon payment of an additional fee. Generally, the agreements provide that any software developed to interface with licensed software is our property if such work is based on our proprietary information. The licensing agreements provide the payment of initial and on going fees. In addition, certain of our licensing agreements provide for additional fees based on transaction volume. If we commit a material breach of any one of the agreements, it may be terminated. These agreements do not provide any indemnification for intellectual property infringement.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and while we are unable to determine the extent to which piracy of our software products exists, software piracy can be expected to be a persistent problem. Our means of protecting our proprietary rights may not be adequate and our competitors may independently develop similar technology, duplicate our products or design around our proprietary intellectual property.

FINANCING AND SALES ACTIVITIES

We have been in the business of selling, leasing, financing, and managing information technology and other assets for nearly ten years and currently derive most of our revenues from such activities. Over time, we plan to use our ePlusSuite platform to facilitate sales and financing transactions between our customers and third parties rather than originate these transactions as principal. We believe we can develop formal contractual arrangements with our current as well as new financing sources to provide equipment financing and leasing for our ePlusSuite customers.

Leasing and Financing. Our leasing and financing transactions generally fall into three categories, direct financing, sales-type or operating leases. Direct financing and sales-type leases transfer substantially all of the benefits and risks of equipment ownership to the customer. Operating leases consist of all other leases that do not meet the criteria to be direct financing or sales-type leases. Our lease transactions include true leases and installment sales or conditional sales contracts with corporations, not-for-profit entities and municipal and federal government contracts. Substantially all of our lease transactions are net leases with a specified non-cancelable lease term. These non-cancelable leases have a provision which requires the lessee to make all lease payments regardless of any lessee dissatisfaction with its equipment. A net lease requires the lessee to make the full lease payment and pay any other expenses associated with the use of equipment, such as maintenance, casualty and liability insurance, sales or use taxes and personal property taxes.

In anticipation of the expiration of the initial term of a lease, we initiate the remarketing process for the related equipment. Our goal is to maximize revenues on the remarketing effort by either: (1) releasing or selling the equipment to the initial lessee; (2) renting the equipment to the initial lessee on a month-to-month basis; (3) selling or leasing the equipment to a different customer; or (4) selling the equipment to equipment brokers or dealers. The remarketing process is intended to enable us to recover or exceed the residual value of the leased equipment. Any amounts received over the estimated residual value less any commission expenses becomes profit margin to us and can significantly impact the degree of profitability of a lease transaction.

Our top ten commercial financing customers for the nine months ended December 31, 1999 were:

The American National Red Cross              SAGA SOFTWARE, Inc.
BlueCross BlueShield of North Carolina       Sandia Corporation
Burlington Industries, Inc.                  Sprint Communications Company, L.P.
Checkfree Corporation                        and its affiliates
Georgetown University                        U.S. Office Products Company
Hooper Holmes, Inc.


We aggressively manage the remarketing process of our leases to maximize the residual values of our leased equipment portfolio. To date, we have realized a premium over our original booked residual assumption. The majority of these gains are attributable to early termination fees as a direct result of our remarketing strategy.

Sales. We have been providing technology sales and services since 1997. We are an authorized reseller or have the right to resell products and services from over 150 manufacturers, distributors, resellers, content management solution providers and sourcing organizations. Our largest vendor relationships include Ingram Micro, Inc., Dell Computer Corporation, MicroSoft Corporation, and Sun Microsystems, Inc. We expect the number of vendor relationships to grow significantly as we expand Procure(+) beyond its traditional information technology and telecommunications products. Our flexible platform and customizable catalogs facilitate the addition of new vendors with little incremental effort. Our value added reseller product transactions have varying sales on account terms from net 45 days to collect on delivery, depending on the customer's credit and payment term requirements.

Our top ten sales customers for the nine months ended December 31, 1999 were:

America Online, Inc.                National Association of Securities Dealers,
AstraZeneca LP                      Inc.
Corning, Incorporated               Pharmaceutical Products & Development, Inc.
DC Public Schools                   PSINet Inc.
Geico Corporation                   Serviceco LLC (dba Road Runner)
                                    UUNet Technologies Incorporated


Financing and Bank Relationships. We have a number of bank and finance company relationships which we use to provide working capital for all of our businesses and long term financing for our lease financing businesses. Our finance department is responsible for maintaining and developing relationships with a diversified pool of regional commercial banks, money-center banks, finance companies, insurance companies and financial intermediaries with varying terms and conditions.

Working capital financing in our leasing business is provided by a $65 million committed line of credit provided through First Union National Bank, N.A. This line of credit has been in place since December 1998, was renewed for another one-year period on December 19, 1999, has full recourse to the company, and is secured by a blanket lien against all of our assets. In addition, we have entered into pledge agreements to pledge the common stock of each of our wholly-owned subsidiaries. The interest rates charged under this facility are LIBOR plus 1.5% or Prime minus .5%, depending on the term of the borrowing. The facility expires on December 19, 2000.

In general, we use this facility to pay the cost of equipment to be put on lease, and we repay borrowings from the proceeds of: (1) long-term, non-recourse, fixed rate financing which we obtain from lenders after the underlying lease transaction is finalized or (2) sales of leases to third parties. The line is collateral based and our ability to borrow is limited to the amount of eligible collateral at any given time. Collateral is eligible under the line for up to a year. However, we generally finance the underlying contracts on a non-recourse basis as soon as practical.

Non-recourse financings are loans whose repayment is the responsibility of a specific customer, although we may make representations and warranties to the lender regarding the specific contract or have ongoing loan servicing obligations. Under a non-recourse loan, we borrow from a lender an amount based on the present value of the contractually committed lease payments under the lease at a fixed rate of interest, and the lender secures a lien on the financed assets. When the lender is fully repaid from the lease payment, the lien is released and all further rental or sale proceeds are ours. We are not liable for the repayment of non-recourse loans unless we breach our representations and warranties in the loan agreements. The lender assumes the credit risk of each lease, and their only recourse, upon a default under a lease by the lessee, is against the lessee and the specific equipment under lease.

Non-recourse debt and debt that is partially recourse is provided by various lending institutions. We have formal programs with Heller Financial, Inc., Key Corporate Capital, Inc., and Fleet Business Credit Corporation. These programs require that each transaction is specifically approved and done solely at the lender's discretion.

We sell our leases to a number of financial institutions. In particular, through MLC/CLC LLC, we have a formal joint venture arrangement with an institutional investor, that purchases a substantial portion of our total equipment under lease. Firstar Equipment Finance, a subsidiary of Firstar Corporation, a bank holding company, is an unaffiliated investor that owns 95% of MLC/CLC LLC. MLC/CLC LLC represented approximately $81.1 million of our leased equipment sales of $84.4 million or 96.1% for the year ended March 31, 1999. It represented approximately $17.0 million of our leased equipment sales of $44.9 million or 37.8% for the nine months ended December 31, 1999. We have received notice that Firstar Equipment Finance Corporation intends to discontinue its investment in new lease acquisitions effective May 2000.

When we sell a lease, we generally retain little or no residual risk, and we usually preserve the right to share in remarketing proceeds of the equipment on a subordinated basis after the investor has received an agreed-to return on its investment.

We obtain working capital for the financing of accounts receivables and inventory in our technology sales subsidiaries from various floor planning agreements in place between the subsidiaries with BankAmerica Credit ($15 million), Finova Capital Corporation ($11.0 million), IBM Credit Corporation ($750,000), and PNC Banks, N.A. ($2.5 million). These facilities are fully recourse to our subsidiary companies and have various levels of recourse to us. Interest charges under the floor planning facilities are paid by the manufacturers of the products through the distributor for up to 40 days after the sale, and we are responsible for interest charges thereafter.

Risk Management and Process Controls. It is our goal to minimize our on-balance sheet financial asset risk. To accomplish this goal we use and maintain conservative underwriting policies and disciplined credit approval processes. We also have strong internal control processes, including contract origination and management, cash management, servicing, collections, remarketing and accounting. Whenever possible, we use non-recourse financing for which we try to obtain lender commitments before asset origination. We have over 35 non-recourse financing sources that we use regularly, including GE Capital Corporation, Key Corporate Capital, Inc., Fleet Business Credit Corporation, Citizens Banking Corporation and BancOne Leasing Corporation.

Whenever possible and desirable we sell assets, including the residual portion of leases, to third-parties rather than maintaining them on our balance sheet. We try to obtain commitments for these asset sales before asset origination in a financing transaction. We regularly sell assets to GE Capital Corporation, Firstar Equipment Finance Company, Fleet Business Credit Corporation, Bombardier Capital, Inc. and John Hancock Leasing Corp., among others. We also use agency purchase orders to procure equipment as an agent, not a principal, and otherwise take measures to minimize our inventory. Additionally, we use match funding to reduce interest rate risk and issue proposals that adjust for material adverse interest rate movements as well as material adverse changes of the customer.

We have an executive management review process and other internal controls in place to protect against entering into lease transactions that may have undesirable financial terms or unacceptable levels of risk. Our leases and sales contracts are reviewed by senior management for pricing, structure, documentation and credit quality. Due in part to our strategy of focusing on a few equipment categories, we have extensive product knowledge, historical re-marketing information and experience on the products we lease, sell and service. We rely on our experience in setting and adjusting our sale prices, lease rate factors and the residual values.

Default and Loss Experience. During the first nine months of this fiscal year we reserved for $385,000 in credit losses and incurred actual credit losses of $72,473. During the fiscal year ended March 31, 1999, we reserved for $810,565 in credit losses and incurred actual credit losses of $12,452. Until the fiscal year ended March 31, 1998, when we incurred a $17,350 credit loss, we had not taken any write-offs due to credit losses with respect to lease transactions since our inception.

During the quarter ended December 31, 1999, a customer of CLG, Inc., which we recently acquired, filed for voluntary bankruptcy protection. During our due diligence process prior to the acquisition, we had identified the customer, Tultex, as well as several other potential problem credits, and we required Centura Bank, the seller of CLG, Inc., to provide financing on a non-recourse basis for a portfolio of identified bad credit customers. The interest costs and principal for this non-recourse debt is paid solely from amounts collected from customers, and the only costs to us are the costs of collection and managing the accounts. Therefore, should these accounts need to be written-off, there would be a corresponding write-off of the underlying non-recourse debt and there would be no loss of income to us. The book value of Tultex is less than $52,000, and the total non-recourse debt associated with these identified potential bad credits is approximately $1,608,000.

During the fiscal year ended March 31, 1999, two customers filed for voluntary bankruptcy protection. The largest was Allegheny Health, Education & Research Foundation, or AHERF, which was a Pittsburgh based not-for-profit hospital entity. As of December 31, 1999, our net book value of leases to AHERF was approximately $415,000 and receivable balance was approximately $478,000. We will probably sustain a loss, and have accordingly provided for such loss in the statement of earnings for the year ended March 31, 1999.
The undetermined status of our claims in the bankruptcy court and amount and timing of such loss cannot be accurately estimated at this time due to the size and nature of this bankruptcy. During the quarter ended December 31, 1998, PHP Healthcare, Inc. a lessee of ours, was placed in receivership by the New Jersey Insurance Commission which led to them filing for voluntary bankruptcy protection. As of December 31, 1999, we have a net book value of assets totaling approximately $421,000 at risk with this lessee. We believe that as of December 31, 1999, our reserves are adequate to provide for the potential losses resulting from these customers.

COMPETITION

The market for our electronic commerce products is intensely competitive, subject to rapid change and significantly affected by new product introductions and other market activities of industry participants. Our primary source of direct competition comes from independent software vendors of procurement applications. We also face indirect competition from potential customers'
internal development efforts and have to overcome potential customers' reluctance to move away from existing legacy systems and processes.

Our current and potential competitors in the electronic commerce market include, among others, Ariba, Inc., Commerce One, Inc., Comdisco, Inc., Clarus Corporation, Concur Technologies, Inc., Connect, Inc., Harbinger Corporation, i2 Technologies, International Business Machines Corporation, Intellisys Group, Inc., Microsoft Corporation, Netscape Communications Corporation, Oracle Corporation, PeopleSoft, Inc. and SAP Corporation Systems. In addition, there are a number of companies developing and marketing business-to-business electronic commerce solutions targeted at specific vertical markets. Some of these competitors offer Internet-based solutions that are designed to enable an enterprise to buy more effectively from its suppliers. Other competitors are also attempting to migrate their technologies to an Internet-enabled platform. Some of these competitors and potential competitors include ERP vendors, that are expected to sell their procurement products along with their application suites. These ERP vendors have a significant installed customer base and have the opportunity to offer additional products to those customers as additional components of their respective application suites.

We believe that the principal competitive factors for business-to-business electronic commerce solutions are scalability, functionality, ease-of-use, ease-of-implementation ability to integrate with existing legacy systems, experience in business-to-business supply chain management and knowledge of a business' asset management needs. We believe we compete favorably with our competitors in these areas.

In addition, we expect to continue to compete in the information technology and telecommunications equipment leasing and financing market. We compete directly with various independent leasing companies, such as El Camino Resources, Ltd., Comdisco, Inc. and GE Capital Corporation as well as captive finance companies such as IBM Credit Corporation. Many of these competitors are well established, have substantially greater financial, marketing, technical and sales support than we do and have established reputations for success in the purchase, sale and lease of computer-related products. In addition, many computer manufacturers may sell or lease directly to our customers, and our continued ability to compete effectively may be affected by the policies of such manufacturers.

EMPLOYEES AND FACILITIES

As of December 31, 1999, we employed 337 full-time and part-time employees who operated through our 16 locations, including our principal executive offices and regional sales offices. We believe our relationships with our employees are good.

Our 12 leased offices are located in the following metropolitan and suburban locations: Herndon, Virginia; Dallas, Texas; Sacramento and San Diego,
California; Greenville, Wilmington and Raleigh, North Carolina; Pittsburgh, Pottstown and West Chester, Pennsylvania; Golden, Colorado; and Baltimore,
Maryland. All of our office facilities are leased, and our monthly rental for all of our office space is approximately $65,925.

LITIGATION

We are not involved in any legal proceedings, and are not aware of any pending or threatened legal proceedings, that would have a material adverse effect on our business, operating results and financial condition.